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                                                                    Exhibit 4.11
                             INTERCREDITOR AGREEMENT

     INTERCREDITOR AGREEMENT, dated as of September 9, 2004, among ING CAPITAL LLC ("ING"), as Intercreditor Agent, THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee, SECURUS TECHNOLOGIES INC., a Delaware corporation (the "COMPANY") and each Subsidiary of the Company listed on Schedule I hereto.

          A. The Company and the Company's Subsidiaries (such term and each other capitalized term used herein having the meanings set forth in Section 1 below) have entered into a Credit Agreement dated as of September 9, 2004 (as further amended, restated, refinanced, replaced, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") with, among others, ING, as administrative agent for the lenders and certain lenders named therein;

          B. The Company and certain of the Company's Subsidiaries have entered into a Pledge Agreement dated as of September 9, 2004 (as further amended, restated, supplemented, replaced or otherwise modified from time to time, the "PLEDGE AGREEMENT") with, among others, ING, as administrative agent for the lenders and certain lenders named therein;

          C. The Company and the Company's Subsidiaries have entered into a Security Agreement dated as of September 9, 2004 (as further amended, restated, supplemented, replaced or otherwise modified from time to time, the "SECURITY AGREEMENT") with, among others, ING, as administrative agent for the lenders and certain lenders named therein;

          D. The Obligations of the Company under the Credit Agreement are secured on a first-priority basis by all personal property and certain real property assets of the Company and certain of the Company's Subsidiaries;

          E. The Company, the Company's Subsidiaries and the Trustee have entered into an Indenture dated as of September 9, 2004 (as amended, supplemented or otherwise modified from time to time, the "INDENTURE"), pursuant to which the Notes shall be governed;

          F. The obligations of the Company and the Subsidiary Guarantors under the Indenture and the Notes are secured on a second-priority basis by certain personal property and certain real property assets of the Company and certain of the Company's Subsidiaries.

          G. The Company, certain of the Company's subsidiaries, the Trustee and the Intercreditor Agent are entering into this Agreement to set forth, among other things, certain rights and priorities with respect to the "Senior Lender Collateral" and the "Noteholder Collateral" (each as defined below);

          Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
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          SECTION 1. DEFINITIONS.

          1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "AGREEMENT" shall mean this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

          "BANKRUPTCY LAW" shall mean Title 11 of the United States Code and any similar Federal, state or foreign law for the relief of debtors.

          "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day that is a legal holiday under the laws of the State of New York or the State of Georgia or on which banking institutions in the State of New York or the State of Georgia are required or authorized by law or other governmental action to close.

          "COMMON COLLATERAL" shall mean all of the assets of any Grantor, whether real, personal or mixed, constituting both Senior Lender Collateral and Noteholder Collateral.

          "COMPANY" shall have the meaning set forth in the preamble.

          "COMPARABLE NOTEHOLDER COLLATERAL DOCUMENT" shall mean, in relation to any Common Collateral subject to any Lien created under any Senior Collateral Document, that Noteholder Collateral Document that creates a Lien on the same Common Collateral, granted by the same Grantor.

          "CREDIT AGREEMENT" shall have the meaning set forth in the recitals.

          "DEPOSIT ACCOUNT" shall have the meaning set forth in the Uniform Commercial Code.

          "DEPOSIT ACCOUNT COLLATERAL" shall mean that part of the Common Collateral comprised of or contained in (i) Deposit Accounts relating to proceeds of Common Collateral or (ii) Securities Accounts.

          "DIP FINANCING" shall have the meaning set forth in Section 6.1.

          "DISCHARGE OF SENIOR LENDER CLAIMS" shall mean, except to the extent otherwise provided in Section 5.6, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of (a) all Obligations in respect of all outstanding First-Lien Indebtedness and, with respect to letters of credit or letter of credit guaranties outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Senior Credit Agreement, in each case after or concurrently with the termination of all commitments to extend credit thereunder and (b) any other Senior Lender Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.

          "FIRST-LIEN INDEBTEDNESS" shall mean (a) all Indebtedness incurred by the


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Company and its Subsidiaries pursuant to the Senior Lender Documents, that is secured by a Permitted Lien (as defined in the Indenture on the date hereof and incurred or deemed incurred pursuant to clause (7) of the definition thereof),
(b) all other Obligations (not constituting Indebtedness) of the Company and its Subsidiaries under the Senior Lender Documents and (c) all other Obligations of the Company and its Subsidiaries in respect of Hedging Obligations entered into with ING, any of the Senior Lenders or any of their affiliates that are secured under any of the Senior Lender Documents.

          "FUTURE FIRST-LIEN INDEBTEDNESS" shall mean any First-Lien Indebtedness other than First-Lien Indebtedness referred to in clauses (a) and
(b) of the definition of First-Lien Indebtedness incurred pursuant to the Credit Agreement and the Senior Lender Documents entered into in connection therewith.

          "GRANTORS" shall mean the Company and each of the Subsidiaries that has executed and delivered a Noteholder Collateral Document or a Senior Collateral Document.

          "HEDGING OBLIGATIONS" shall mean, with respect to any Person, all obligations and liabilities, whether now owing or hereafter arising, of such Person in respect of (a) interest rate or commodity swap agreements, interest rate or commodity cap agreements, and interest rate or commodity collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or commodity prices.

          "INDEBTEDNESS" shall mean and include all obligations that constitute "Indebtedness" or "Debt" within the meaning of the Indenture or the Senior Credit Agreement.

          "INDENTURE" shall have the meaning set forth in the recitals.

          "INSOLVENCY OR LIQUIDATION PROCEEDING" shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

          "INTERCREDITOR AGENT" shall mean ING, in its capacity as Administrative Agent for the Senior Lenders under the Credit Agreement and the other Senior Lender Documents, together with its successors (or if there is more than one Senior Credit Agreement or a subsequent Senior Credit Agreement, such agent or trustee as is designated "Intercreditor Agent" by Senior Lenders holding a majority of the Senior Lender Claims then outstanding) and permitted successors and assigns under the Senior Credit Agreement exercising substantially the same rights and powers.

          "LIEN" shall mean, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

          "NOTEHOLDER CLAIMS" shall mean all Obligations in respect of the Notes or arising under the Noteholder Documents or any of them, including all fees and expenses of the Trustee


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thereunder.

          "NOTEHOLDER COLLATERAL" shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Noteholder Claim.

          "NOTEHOLDER COLLATERAL DOCUMENTS" shall mean the Noteholder Pledge Agreement, the Noteholder Security Agreement and any other document or instrument pursuant to which a Lien is granted by any Grantor to secure any Noteholder Claims or under which rights or remedies with respect to any such Lien are governed.

          "NOTEHOLDER DOCUMENTS" shall mean (a) the Indenture, the Notes, the Noteholder Collateral Documents and (b) any other related document or instrument executed and delivered pursuant to any Noteholder Document described in clause
(a) above evidencing or governing any Obligations thereunder.

          "NOTEHOLDER PLEDGE AGREEMENT" shall mean the Pledge Agreement dated as of September 9, 2004, among the Company, certain other domestic Grantors and the Trustee.

          "NOTEHOLDER SECURITY AGREEMENT" shall mean the Security Agreement dated as of September 9, 2004, among the Company, certain other domestic Grantors and the Trustee.

          "NOTEHOLDERS" shall mean the Persons holding Noteholder Claims.

          "NOTES" shall mean (a) the initial $154,000,000 in aggregate principal amount of 11% second-priority senior secured notes due 2011 to be issued by the Company pursuant to the Indenture, (b) the exchange notes issued in exchange therefor as contemplated by the Registration Rights Agreement dated as of September 9, 2004, among the Company, certain of the Company's Subsidiaries and the initial purchasers party thereto, and (c) any additional notes issued under the Indenture by the Company, to the extent permitted by the Indenture and the Credit Agreement.

          "OBLIGATIONS" shall mean, with respect to any Indebtedness, any and all obligations, whether now owing or hereafter arising, with respect to the payment of (a) any principal of or interest (including interest accrued on or accruing after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit or letter of credit guaranty, (b) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing such Indebtedness, (c) any obligation to post cash collateral in respect of letters of credit or letter of credit guaranties and any other obligations and (d) with respect to any Indebtedness constituting Senior Lender Claims, any Hedging Obligations owing to any of the Senior Lenders holding such Senior Lender Claims or any affiliates thereof.

          "OFFICERS' CERTIFICATE" shall mean a certificate signed by any two of the Chairman of the Board, the President, any Vice President, the Treasurer and the Secretary of the Company.

          "PLEDGE AGREEMENT" shall have the meaning set forth in the recitals.


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          "PERSON" shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, entity or other party, including any government and any political subdivision, agency or instrumentality thereof.

          "PLEDGED COLLATERAL" shall mean the Common Collateral in the possession of the Intercreditor Agent (or its agents or bailees), to the extent that possession thereof is necessary or effective to perfect a Lien thereon under the Uniform Commercial Code.

          "RECOVERY" shall have the meaning set forth in Section 6.4.

          "REQUIRED LENDERS" shall mean, with respect to any Senior Credit Agreement, those Senior Lenders the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of or consent to any departure from such Senior Credit Agreement (or would be required to effect such consent under this Agreement if such consent were treated as an amendment of the Senior Credit Agreement).

          "SECOND-PRIORITY LIEN" shall mean any Lien or any assets of the Company or any other Grantor securing any Noteholder Claims.

          "SECURITIES ACCOUNT" shall have the meaning set forth in the Uniform Commercial Code.

          "SECURITY AGREEMENT" shall have the meaning set forth in the recitals.

          "SENIOR COLLATERAL DOCUMENTS" shall mean the Pledge Agreement, the Security Agreement and any other agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any Senior Lender Claims or under which rights or remedies with respect to such Liens are at any time governed.

          "SENIOR CREDIT AGREEMENT" shall mean the Credit Agreement and any other agreement governing any Future First-Lien Indebtedness.

          "SENIOR LENDER CLAIMS" shall mean (a) all First-Lien Indebtedness outstanding, including any Future First-Lien Indebtedness, and (b) all other Obligations (not constituting Indebtedness under any such First-Lien Indebtedness) with respect to First-Lien Indebtedness, including, without limitation, all "Obligations" (as defined in the Senior Credit Agreement) and all Senior Lender Hedging Obligations. Senior Lender Claims shall include all interest and expenses accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant Senior Lender Document whether or not the claim for such interest or expenses is allowed as a claim in such Insolvency or Liquidation Proceeding.

          "SENIOR LENDER COLLATERAL" shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Senior Lender Claim.

          "SENIOR LENDER DOCUMENTS" shall mean the Senior Credit Agreement, the Senior


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Collateral Documents and each of the other agreements, documents and instruments
(including each agreement, document or instrument providing for or evidencing a Senior Lender Hedging Obligation) providing for, evidencing or securing any Obligation under the Credit Agreement or any Future First-Lien Indebtedness and any other related document or instrument executed or delivered pursuant to any Senior Lender Document at any time or otherwise evidencing or securing any Indebtedness arising under any Senior Lender Document.

          "SENIOR LENDER HEDGING OBLIGATIONS" shall mean any Hedging Obligations secured under the Senior Collateral Documents.

          "SENIOR LENDERS" shall mean the Persons holding Senior Lender Claims, including the Intercreditor Agent.

          "SUBSIDIARY" shall mean any "Subsidiary" of the Company as defined in the Indenture.

          "TRUSTEE" shall mean The Bank of New York, in its capacity as trustee under the Indenture and collateral agent under the Noteholder Collateral Documents, and its permitted successors.

          "UNIFORM COMMERCIAL CODE" or "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

          1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.


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          SECTION 2. LIEN PRIORITIES.

          2.1 Subordination. Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to the Trustee or the Noteholders on the Common Collateral or of any Liens granted to the Intercreditor Agent or the Senior Lenders on the Common Collateral or on the Senior Lender Collateral and notwithstanding any provision of the UCC, or any applicable law or the Noteholder Documents or the Senior Lender Documents or any other circumstance whatsoever, the Trustee, on behalf of itself and each Noteholder, hereby agrees that: (a) any Lien on the Common Collateral securing any Senior Lender Claims now or hereafter held by or on behalf of the Intercreditor Agent or any Senior Lenders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Noteholder Claims and (b) any Lien on the Common Collateral securing any Noteholder Claims now or hereafter held by or on behalf of the Trustee or any Noteholders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Lender Claims. All Liens on the Common Collateral securing any Senior Lender Claims shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Noteholder Claims for all purposes, whether or not such Liens securing any Senior Lender Claims are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

          2.2 Prohibition on Contesting Liens. Each of the Trustee, for itself and on behalf of each Noteholder, and the Intercreditor Agent, for itself and on behalf of each Senior Lender, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority, validity or enforceability of (a) a Lien securing any Senior Lender Claims held (or purported to be held) by or on behalf of the Intercreditor Agent or any of the Senior Lenders or any agent or trustee therefor in any Senior Lender Collateral or (b) a Lien securing any Noteholder Claims held (or purported to be held) by or on behalf of any Noteholder in the Common Collateral, as the case may be; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of the Intercreditor Agent or any Senior Lender to enforce this Agreement (including the priority of the Liens securing the Senior Lender Claims as provided in
Section 2.1) or any of the Senior Lender Documents.

          2.3 No New Liens. So long as the Discharge of Senior Lender Claims has not occurred, the parties hereto agree that, after the date hereof, if the Trustee shall hold any Lien on any assets of the Company or any other Grantor securing any Noteholder Claims that are not also subject to the first-priority Lien in respect of the Senior Lender Claims under the Senior Lender Documents, the Trustee, upon demand by the Intercreditor Agent or the Company, will assign or release such Lien to the Intercreditor Agent as security for the Senior Lender Claims (in the case of an assignment, the Trustee may retain a junior lien on such assets subject to the terms hereof).

          2.4 Perfection of Liens. Neither the Intercreditor Agent, the Trustee nor the Senior Lenders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Trustee and the Noteholders. The


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provisions of this Intercreditor Agreement are intended solely to govern the respective Lien priorities as between the Senior Lenders and the Noteholders and shall not impose on the Intercreditor Agent, the Trustee, the Noteholders or the Senior Lenders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

          SECTION 3. ENFORCEMENT.

          3.1 Exercise of Remedies.

          (a) So long as the Discharge of Senior Lender Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) neither the Trustee nor any Noteholder will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Common Collateral in respect of any Noteholder Claims, institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Common Collateral by the Intercreditor Agent or any Senior Lender in respect of the Senior Lender Claims, the exercise of any right by the Intercreditor Agent or any Senior Lender (or any agent or sub-agent on their behalf) in respect of the Senior Lender Claims under any lockbox agreement, control agreement, landlord waiver or bailee's letter or similar agreement or arrangement, or other comparable Noteholder Collateral Document, to which the Trustee or any Noteholder either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies relating to the Common Collateral under the Senior Lender Documents or otherwise in respect of Senior Lender Claims, or (z) object to the forbearance by the Senior Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral in respect of Senior Lender Claims and (ii) except as otherwise provided herein, the Intercreditor Agent and the Senior Lenders shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Common Collateral without any consultation with or the consent of the Trustee or any Noteholder; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, the Trustee may file a claim or statement of interest with respect to the Noteholder Claims and (B) the Trustee may take any action (not adverse to the prior Liens on the Common Collateral securing the Senior Lender Claims, or the rights of the Intercreditor Agent or the Senior Lenders to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Common Collateral subject to the limitations set forth in
Section 6.3. In exercising rights and remedies with respect to the Senior Lender Collateral, the Intercreditor Agent and the Senior Lenders may enforce the provisions of the Senior Lender Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy


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Laws of any applicable jurisdiction.

          (b) So long as the Discharge of Senior Lender Claims has not occurred, the Trustee, on behalf of itself and each Noteholder, agrees that it will not take or receive any Common Collateral or any proceeds of Common Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Common Collateral in respect of Noteholder Claims. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Lender Claims has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1(a), the sole right of the Trustee and the Noteholders with respect to the Common Collateral is to hold a Lien on the Common Collateral in respect of Noteholder Claims pursuant to the Noteholder Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the Senior Lender Claims has occurred.

          (c) Subject to the proviso in clause (ii) of Section 3.1(a), (i) the Trustee, for itself and on behalf of each Noteholder, agrees that neither the Trustee nor any Noteholder will take any action that would hinder any exercise of remedies undertaken by the Intercreditor Agent or the Senior Lenders with respect to the Common Collateral under the Senior Loan Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise, and (ii) the Trustee, for itself and on behalf of each Noteholder, hereby waives any and all rights it or any Noteholder may have as a junior lien creditor or otherwise to object to the manner in which the Intercreditor Agent or the Senior Lenders seek to enforce or collect the Senior Lender Claims or the Liens granted in any of the Senior Lender Collateral, regardless of whether any action or failure to act by or on behalf of the Intercreditor Agent or Senior Lenders is adverse to the interests of the Noteholders.

          (d) The Trustee hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Noteholder Document shall be deemed to restrict in any way the rights and remedies of the Intercreditor Agent or the Senior Lenders with respect to the Senior Lender Collateral as set forth in this Agreement and the Senior Lender Documents.

          3.2 Cooperation. Subject to the proviso in clause (ii) of Section 3.1(a), the Trustee, on behalf of itself and each Noteholder, agrees that, unless and until the Discharge of Senior Lender Claims has occurred, it will not commence, or join with any Person (other than the Senior Lenders and the Intercreditor Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral under any of the Noteholder Documents or otherwise in respect of the Noteholder Claims.

          SECTION 4. PAYMENTS.

          4.1 Application of Proceeds. After an event of default under any First-Lien Indebtedness has occurred with respect to which the Intercreditor Agent has provided written notice to the Trustee, and until such event of default is cured or waived, so long as the Discharge of Senior Lender Claims has not occurred, the Common Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral upon the exercise of remedies, shall be applied by the Intercreditor Agent to the Senior Lender


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Claims in such order as specified in the relevant Senior Lender Documents until the Discharge of Senior Lender Claims has occurred. Upon the Discharge of the Senior Lender Claims, the Intercreditor Agent shall deliver promptly to the Trustee any Common Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Trustee to the Noteholder Claims in such order as specified in the relevant Noteholder Documents.

          4.2 Payments Over. Any Common Collateral or proceeds thereof received by the Trustee or any Noteholder in connection with the exercise of any right or remedy (including setoff) relating to the Common Collateral in contravention of this Agreement shall be segregated and held in trust for the benefit of and forthwith paid over to the Intercreditor Agent for the benefit of the Senior Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Intercreditor Agent is hereby authorized to make any such endorsements as agent for the Trustee or any such Noteholder. This authorization is coupled with an interest and is irrevocable.

          SECTION 5. OTHER AGREEMENTS.

          5.1 Releases.

          (a) If, at any time, any Grantor or the holder of any Senior Lender Claim delivers notice to the Trustee that any specified Common Collateral (including, without limitation, all or substantially all of the equity interests of a Grantor or any of its Subsidiaries) is sold, transferred or otherwise disposed of:

          (i) by the owner of such Common Collateral, other than to another Grantor or to any subsidiary of the Company, in a transaction permitted under the Senior Credit Agreement and the Indenture; or

          (ii) during the existence of any Event of Default under (and as defined in) the Senior Credit Agreement to the extent the Intercreditor Agent has consented to such sale, transfer or disposition;

then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Trustee upon such Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Collateral securing Senior Lender Claims are released and discharged. At the sole discretion of the Intercreditor Agent, upon delivery to the Trustee of a notice from the Intercreditor Agent stating that any release of Liens securing or supporting the Senior Lender Claims has become effective (or shall become effective upon Trustee's release) pursuant to the first sentence of this clause
(a), the Trustee will promptly authorize or execute and deliver such instruments, releases, termination statements or other documents provided to it confirming such release on customary terms. In the case of the sale of all or substantially all of the capital stock of a Grantor or any of its Subsidiaries, the guarantee in favor of the Noteholders, if any, made by such Grantor or Subsidiary will automatically be released and discharged as and when, but only to the extent, the guarantee by such Grantor or Subsidiary of Senior Lender Claims is released and discharged.


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          (b) The Trustee, for itself and on behalf of each Noteholder, hereby irrevocably constitutes and appoints the Intercreditor Agent and any officer or agent of the Intercreditor Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Trustee or such holder or in the Intercreditor Agent's own name, from time to time in the Intercreditor Agent's discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.

          (c) Unless and until the Discharge of Senior Lender Claims has occurred, the Trustee, for itself and on behalf of each Noteholder, hereby consents to the application, whether prior to or after a default, of Deposit Account Collateral or proceeds of Common Collateral to the repayment of Senior Lender Claims pursuant to the Senior Credit Agreement; provided that nothing in this Section 5.1(c) shall be construed to prevent or impair the rights of the Trustee or the Noteholders to receive proceeds in connection with the Noteholder Claims not otherwise in contravention of this Agreement.

          5.2 Insurance. Subject to the rights of the Grantors under the Senior Lender Documents and the Noteholder Documents, unless and until the Discharge of Senior Lender Claims has occurred, the Intercreditor Agent and the Senior Lenders shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Lender Documents, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. Subject to the rights of the Grantors to retain insurance proceeds under the Senior Lender Documents and the Noteholder Documents, unless and until the Discharge of Senior Lender Claims has occurred, all proceeds of any such policy and any such award if in respect of the Common Collateral shall be paid (a) first, prior to the occurrence of the Discharge of Senior Lender Claims, to the Intercreditor Agent for the benefit of Senior Lenders pursuant to the terms of the Senior Lender Documents, (b) second, after the occurrence of the Discharge of Senior Lender Claims, to the Trustee for the benefit of the Noteholders pursuant to the terms of the applicable Noteholder Documents and (c) third, if no Noteholder Obligations are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Trustee or any Noteholder shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Intercreditor Agent in accordance with the terms of Section 4.2.

          5.3 Amendments to Noteholder Collateral Documents.

          (a) Without the prior written consent of the Intercreditor Agent and the Required Lenders, no Noteholder Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Noteholder Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Trustee agrees that each Noteholder Collateral Document shall include the following language (or language to similar effect approved by the Intercreditor Agent):

     "Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Trustee pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted to ING Capital LLC, as administrative agent (and its permitted successors and assigns), for the benefit of the credit parties referred to below, pursuant to the Credit Agreement and related security documents dated as of September 9, 2004 (as further amended, restated, refinanced, replaced, supplemented or otherwise modified from time to time), by and among Securus Technologies, Inc., ING Capital LLC, as agent, the lenders and the other credit parties party thereto and the other parties party thereto and (ii) the exercise of any right or remedy by the Trustee hereunder is subject to the limitations and provisions of the Intercreditor Agreement, dated as of September 9, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), by and among ING Capital LLC, as Intercreditor Agent, The Bank of New York, as Trustee, Securus Technologies, Inc. and the subsidiaries party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern."

          (b) In the event that the Intercreditor Agent or the Senior Lenders enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents with respect to the Common Collateral for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document with respect to the Common Collateral or changing in any manner the rights of the Intercreditor Agent, the Senior Lenders, the Company or any other Grantor thereunder (other than the release of Liens in Common Collateral, which, when aggregated with all other such releases of Liens in Common Collateral made pursuant to this clause (b), would result in a material diminution in the value of the Common Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Noteholder Collateral Document without the consent of the Trustee or any Noteholder and without any action by the Trustee, the Company or any other Grantor; provided, however, that any such amendment, waiver or consent does not disproportionately affect the rights of the Noteholders and not the other secured creditors in a like or similar manner. Notwithstanding the foregoing, no such amendment, waiver or consent shall have the effect of releasing assets subject to the Lien of the Noteholder Collateral Document, except to the extent that a release of such Lien is permitted by the Indenture. For the avoidance of doubt, this clause (b) shall be subject to the provisions of 5.5(g) hereof.

          5.4 Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Trustee and the Noteholders may exercise rights and remedies as an unsecured creditor against the Company or any Subsidiary that has guaranteed the Noteholder Claims in accordance with the terms of the Noteholder Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the Trustee or any Noteholder of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by the Trustee or any Noteholder of rights or remedies as a secured creditor in respect of Common Collateral or enforcement in contravention of this Agreement of any Lien in respect of Noteholder Claims held by any of them. In the event the Trustee or any Noteholder becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Noteholder Claims, such judgment lien shall be subordinated to the Liens securing Senior Lender Claims on the same basis as the other Liens securing the Noteholder Claims are so subordinated to such Liens securing Senior Lender Claims under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Intercreditor Agent or the Senior Lenders may have with respect to the Senior Lender Collateral.

          5.5 Bailee for Perfection.

          (a) The Intercreditor Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as bailee for the Trustee and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Noteholder Security Agreement, subject to the terms and conditions of this Section 5.5.

          (b) The Intercreditor Agent agrees that if it exercises its right under the Security Agreement to hold the Deposit Account Collateral, the Intercreditor Agent shall hold such Deposit Account Collateral as bailee for the Trustee and any assignee solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the Noteholder Security Agreement, subject to the terms and conditions of this Section 5.5.

          (c) In the event that the Intercreditor Agent (or its agent or bailees) has Lien filings against Intellectual Property that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, the Intercreditor Agent agrees to hold such Liens as bailee for the Trustee and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the Noteholder Security Agreement, subject to the terms and conditions of this Section 5.5.

          (d) Except as otherwise specifically provided herein (including, without limitation, Sections 3.1 and 4.1), until the Discharge of Senior Lender Claims has occurred, the Intercreditor Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Senior Lender Documents as if the Liens under the Noteholder Collateral Documents did not exist. The rights of the Trustee and the Noteholders with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

          (e) The Intercreditor Agent shall have no obligation whatsoever to the Trustee or any Noteholder to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.5. The duties or responsibilities of the Intercreditor Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee for the Trustee for purposes of perfecting the Lien held by the Trustee.

          (f) The Intercreditor Agent shall not have by reason of the Noteholder Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the Trustee or any Noteholder and the Trustee and the Noteholders hereby waive and release the Intercreditor Agent from all claims and liabilities arising pursuant to the Intercreditor Agent's role under this
Section 5.5, as agent and bailee with respect to the Common Collateral.

          (g) Upon the Discharge of Senior Lender Claims, the Intercreditor Agent shall deliver to the Trustee, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) and the Deposit Account Collateral (if any) together with any necessary endorsements (or otherwise allow the Trustee to obtain control of such Pledged Collateral and Deposit Account Collateral) or as a court of competent jurisdiction may otherwise direct. The Intercreditor Agent shall also execute and deliver to the Trustee assignments in favor of the Trustee for the benefit of the Noteholders, of all of the Intercreditor Agent's interests in any landlord waivers and moneys constituting Common Collateral due or to become due under "Government Contracts" as described under Section (6)(g) of the Noteholder Security Agreement held by the Intercreditor Agent in connection with any Common Collateral. The Company shall take such further action as is required to effectuate the transfer contemplated hereto and shall indemnify the Intercreditor Agent for loss or damage suffered by the Intercreditor Agent as a result of such transfer except for loss or damage suffered by the Intercreditor Agent as a result of its own willful misconduct, gross negligence or bad faith. The Intercreditor Agent has no obligation to follow instructions from the Trustee in contravention of this Agreement.

          (h) Neither the Intercreditor Agent nor the Senior Lenders shall be required to marshal any present or future collateral security for the Company's or its Subsidiaries' obligations to the Intercreditor Agent or the Senior Lenders under the Senior Credit Agreement or the Senior Collateral Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

          5.6 When Discharge of Senior Lender Claims Deemed to Not Have Occurred. If, at any time after the Discharge of Senior Lender Claims has occurred, the Company incurs and designates any Future First-Lien Indebtedness, then such Discharge of Senior Lender Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Lender Claims), and the applicable agreement governing such Future First-Lien Indebtedness shall automatically be treated as a Senior Credit Agreement for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein and the granting by the Intercreditor Agent of amendments, waivers and consents hereunder. Upon receipt of notice of such designation (including the identity of the new Intercreditor Agent), the Trustee shall promptly (i) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new Intercreditor Agent shall reasonably request in writing in order to provide the new Intercreditor Agent the rights of the Intercreditor Agent contemplated hereby and (ii) to the extent then held by the Trustee, deliver to the Intercreditor Agent the Pledged Collateral that is Common Collateral together with any necessary endorsements (or otherwise allow such Intercreditor Agent to obtain possession or control of such Pledged Collateral).

          5.7 No Release If Event of Default. Notwithstanding any other provisions contained in this Agreement, if an Event of Default (as defined in the Indenture) exists on the date on which all First-Lien Indebtedness is repaid in full and terminated (including all commitments and letters of credit thereunder), the Second-Priority Liens on the Noteholder Collateral securing the Notes will not be released, except to the extent such Collateral or any portion thereof was disposed of in order to repay the First-Lien Indebtedness secured by such Collateral, and thereafter the Trustee will have the right to foreclose upon such Collateral.

          SECTION 6. INSOLVENCY OR LIQUIDATION PROCEEDINGS.

          6.1 Financing Issues. If the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Intercreditor Agent shall desire to permit the use of cash collateral or to permit the Company or any other Grantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Bankruptcy Law ("DIP FINANCING"), then the Trustee, on behalf of itself and each Noteholder, agrees that it will raise no (a) objection to (and will not otherwise contest) such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by the proviso in clause (ii) of Section 3.1(a) and Section 6.3) and, to the extent the Liens securing the Senior Lender Claims under the Senior Credit Agreement or, if no Senior Credit Agreement exists, under the other Senior Lender Documents are subordinated to, or pari passu with, such DIP Financing, will subordinate its Liens in the Common Collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Noteholder Claims are so subordinated to Liens securing Senior Lender Claims under this Agreement, (b) objection to (and will not otherwise contest) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Lender Claims made by Intercreditor Agent or any holder of Senior Lender Claims, (c) objection to (and will not otherwise contest) any lawful exercise by any holder of Senior Lender Claims of the right to credit bid Senior Lender Claims at any sale in foreclosure of Senior Lender Collateral, (d) objection to (and will not otherwise contest) any other request for judicial relief made in any court by any holder of Senior Lender Claims relating to the lawful enforcement of any Lien on Senior Lender Collateral or (e) objection to (and will not otherwise contest) any motion or other pleading seeking an order or entry of an order relating to a sale of assets of any Grantor for which the Intercreditor Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the Senior Lender Claims and the Noteholder Claims will attach to the proceeds of the sale on the same basis of priority as the Liens securing the Senior Lender Collateral rank to the Liens securing the Noteholder Collateral in accordance with this Agreement.

          6.2 Relief from the Automatic Stay. Until the Discharge of Senior Lender Claims has occurred, the Trustee, on behalf of itself and each Noteholder, agrees that none of them shall seek relief from the automatic stay or any other stay or otherwise seek permission or authorization to take any action against the Common Collateral in any Insolvency or Liquidation Proceeding in respect of the Common Collateral, without the prior written consent of the Intercreditor Agent and the Required Lenders.

          6.3 Adequate Protection. The Trustee, on behalf of itself and each Noteholder, agrees that none of them shall contest (or support any other Person contesting) (a) any request by the Intercreditor Agent or the Senior Lenders for adequate protection, (b) any objection by the Intercreditor Agent or the Senior Lenders to any motion, relief, action or proceeding based on the Intercreditor Agent's or the Senior Lenders' claiming a lack of adequate protection or (c) any DIP Financing or other credit extension provided by any Senior Lender that is secured by Liens on the Common Collateral that are pari passu with, or senior to, the Liens securing the Senior Lender claims. Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding, (i) if the Senior Lenders (or any subset thereof) are granted adequate protection in the form of replacement liens on the Common Collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law, then the Trustee, on behalf of itself and any Noteholder, may seek or request adequate protection in the form of a junior replacement Lien on such Common Collateral, which Lien is subordinated to the Liens securing the Senior Lender Claims and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Noteholder Claims are so subordinated to the Liens securing Senior Lender Claims under this Agreement and (ii) in the event the Trustee, on behalf of itself and each Noteholder, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Trustee, on behalf of itself or each Noteholder, agrees that the Intercreditor Agent shall also be granted a senior Lien on such additional collateral as security for the Senior Lender Claims and any such DIP Financing and that any Lien on such additional collateral securing the Noteholder Claims shall be subordinated to the Liens on such collateral securing the Senior Lender Claims and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Senior Lenders as adequate protection on the same basis as the other Liens securing the Noteholder Claims are so subordinated to such Liens securing Senior Lender Claims under this Agreement.

          6.4 Preference Issues. If any Senior Lender is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a "RECOVERY"), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Lender Claims shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

          6.5 Application. This Agreement shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Common Collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

          6.6 506(c) Claims. Until the Discharge of Senior Lender Claims has occurred, the Trustee, on behalf of itself and each Noteholder, will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens securing the Senior Lender Claims for costs or expenses of preserving or disposing of any Common Collateral.

          SECTION 7. RELIANCE; WAIVERS; ETC.

          7.1 Reliance. The consent by the Senior Lenders to the execution and delivery of the Noteholder Documents to which the Senior Lenders have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Lenders to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. The Trustee, on behalf of itself and each Noteholder, acknowledges that it and the Noteholders have, independently and without reliance on the Intercreditor Agent or any Senior Lender, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Indenture, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the Indenture or this Agreement.

          7.2 No Warranties or Liability. The Trustee, on behalf of itself and each Noteholder, acknowledges and agrees that neither the Intercreditor Agent nor any Senior Lender has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Lender Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The Senior Lenders will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Lender Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Lenders may manage their loans and extensions of credit without regard to any rights or interests that the Trustee or any of the Noteholders have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Intercreditor Agent nor any Senior Lender shall have any duty to the Trustee or any Noteholder to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Subsidiary thereof (including the Noteholder Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Intercreditor Agreement, the Intercreditor Agent, the Senior Lenders, the Trustee and the Noteholders have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Noteholder Claims, the Senior Lender Claims or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Company's title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Intercreditor Agreement.

          7.3 Obligations Unconditional. All rights, interests, agreements and obligations of the Intercreditor Agent and the Senior Lenders, and the Trustee and the Noteholders, respectively, hereunder shall remain in full force and effect irrespective of:

          (a) any lack of validity or enforceability of any Senior Lender Documents or any Noteholder Documents;

          (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Lender Claims or Noteholder Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Senior Credit Agreement or any other Senior Lender Document or of the terms of the Indenture or any other Noteholder Document;

          (c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Lender Claims or Noteholder Claims or any guarantee thereof;

          (d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

          (e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the Senior Lender Claims, or of the Trustee or any Noteholder in respect of this Agreement.

          SECTION 8. MISCELLANEOUS.

          8.1 Conflicts. Subject to Section 8.19, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Lender Document or any Noteholder Document, the provisions of this Agreement shall govern.

          8.2 Continuing Nature of this Agreement; Severability.  Subject to
Section 6.4 hereof, this Agreement shall continue to be effective until the Discharge of Senior Lender Claims shall have occurred. This is a continuing agreement of lien subordination and the Senior Lenders may continue, at any time and without notice to the Trustee or any Noteholder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting Senior Lender Claims in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Trustee or the Intercreditor Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent (and notice of any such amendment, modification or waiver shall be delivered to the Company in accordance with the provisions of Section 8.8) and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are affected.

          8.4 Information Concerning Financial Condition of the Company and the Subsidiaries. The Intercreditor Agent, the Senior Lenders and the Noteholders shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Subsidiaries and all endorsers and/or guarantors of the Noteholder Claims or the Senior Lender Claims and (b) all other circumstances bearing upon the risk of nonpayment of the Noteholder Claims or the Senior Lender Claims. The Intercreditor Agent, the Senior Lenders, the Trustee and the Noteholders shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Intercreditor Agent, any Senior Lender, the Trustee or any Noteholder, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the Intercreditor Agent, the Senior Lenders, the Trustee and the Noteholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

          8.5 Subrogation. The Trustee, on behalf of itself and each Noteholder, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Lender Claims has occurred.

          8.6 Application of Payments. Except as otherwise provided herein, all payments received by the Senior Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Lender Claims as the Senior Lenders, in their sole discretion, deem appropriate, consistent with the terms of the Senior Lender Documents. Except as otherwise provided herein, the Trustee, on behalf of itself and each Noteholder, assents to any such extension or postponement of the time of payment of the Senior Lender Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Lender Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

          8.7 Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto in connection with the subject matter hereof.

          8.8 Notices. All notices to the Noteholders and the Senior Lenders permitted or required under this Agreement may be sent to the Trustee and the Intercreditor Agent as provided in the Indenture and the Credit Agreement, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party's name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. The Intercreditor Agent hereby agrees to promptly notify the Trustee upon payment in full in cash of all Indebtedness under the Credit Agreement (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made).

          8.9 Further Assurances. Each of the Trustee, on behalf of itself and each Noteholder, the Intercreditor Agent, on behalf of itself and each Senior Lender, the Company and each Subsidiary agrees that each of them shall take such further action and shall execute and deliver to the Intercreditor Agent and the Senior Lenders such additional documents and instruments (in recordable form, if requested) as the Intercreditor Agent or the Senior Lenders may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

          8.10 Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

          8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the Intercreditor Agent, the Senior Lenders, the Trustee, the Noteholders, the Company, the Company's Subsidiaries party hereto and their respective permitted successors and assigns.

          8.12 Specific Performance. The Intercreditor Agent may demand specific performance of this Agreement.

          8.13 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

          8.14 Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile, each of which shall be an original and all of which shall together constitute one and the same document.

          8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Intercreditor Agent represents and warrants that this Agreement is binding upon the Senior Lenders. The Trustee represents and warrants that pursuant to Article 11 of the Indenture this Agreement is binding upon the Noteholders.

          8.16 No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of Senior Lender Claims and Noteholder Claims. No other Person shall have or be entitled to assert rights or benefits hereunder.

          8.17 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

          8.18 Intercreditor Agent and Trustee. It is understood and agreed that (a) ING is entering into this Agreement in its capacity as Administrative Agent under the Credit Agreement and the provisions of Section 10 of the Credit Agreement applicable to ING as administrative agent thereunder shall also apply to ING as Intercreditor Agent hereunder and be expressly incorporated by reference herein and (b) The Bank of New York is entering in this Agreement in its capacity as Trustee and all the provisions of the Indenture applicable to the Trustee thereunder shall also apply to the Trustee hereunder and be expressly incorporated by reference herein.

          8.19 Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.3(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Senior Credit Agreement or the Indenture or any other Senior Lender Documents or Noteholder Documents entered into in connection with the Senior Credit Agreement or the Indenture or permit the Company or any Subsidiary to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Senior Credit Agreement or any other Senior Lender Documents entered into in connection with the Senior Credit Agreement or the Indenture or any other Noteholder Documents entered into in connection with the Indenture, (b) change the relative priorities of the Senior Lender Claims or the Liens granted under the Senior Lender Documents on the Common Collateral (or any other assets) as among the Senior Lenders, (c) otherwise change the relative rights of the Senior Lenders in respect of the Common Collateral as among such Senior Lenders or (d) obligate the Company or any Subsidiary to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Senior Credit Agreement or any other Senior Lender Document entered into in connection with the Senior Credit Agreement or the Indenture or any other Noteholder Documents entered into in connection with the Indenture. The Trustee shall not be deemed to owe any fiduciary duty to the holders of First-Lien Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith and without gross negligence or willful misconduct pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of First-Lien Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Agreement and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

          8.20 Indenture Reference. Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph, definition or other provision of the Indenture (including any definition contained therein) shall be deemed to be a reference to such Section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such Section, clause, paragraph or other provision shall refer to such Section, clause, paragraph or other provision of the Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Indenture and (2) approved in writing by, or on behalf of, the requisite Senior Lenders as are needed under the terms of the Senior Credit Agreement to approve such amendment or modification.

          8.21 Consent of Grantors. Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees (a) that none of the Intercreditor Agent, the Trustee, any Noteholder or any Senior Lender shall have any liability to any Grantor as a result of the performance of its obligations hereunder and (b) that the obligations of the Grantors under the Senior Lender Documents and the Noteholder Documents will in no way be diminished or otherwise affected by such provisions or arrangements.

          8.22 Existence and Amounts of Liens and Obligations. Whenever the Trustee shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First-Lien Indebtedness, or the existence of any Lien securing any such First-Lien Indebtedness, it may request that such information be furnished to it in writing by the Intercreditor Agent and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if, notwithstanding the request of the Trustee, the Intercreditor Agent shall fail or refuse reasonably promptly to provide the requested information, the Trustee shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. The Trustee may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Company or any of its subsidiaries, any Noteholder or any other person as a result of such determination.

          8.23 Representation and Warranties. Each party hereto represents and warrants to the other parties hereto as follows:

          (a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

          (b) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

          (c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such party or any order of any governmental authority or any indenture, agreement or other instrument binding upon such party.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        INTERCREDITOR AGENT:

                                        ING CAPITAL LLC


                                        By /s/ John N. Lanier
                                           -------------------------------------
                                        Name: John N. Lanier
                                        Title: Director


                                        TRUSTEE:

                                        THE BANK OF NEW YORK TRUST COMPANY, N.A.


                                        By /s/ George W. Bemister
                                           -------------------------------------
                                        Name: George W. Bemister
                                        Title: Assistant Vice President


                                        COMPANY:

                                        SECURUS TECHNOLOGIES, INC.


                                        By /s/ Lewis Schoenwetter
                                           -------------------------------------
                                        Name: Lewis Schoenwetter
                                        Title: Vice President


                                        SUBSIDIARIES:

                                        T-NETIX, INC.


                                        By /s/ Lewis Schoenwetter
                                           -------------------------------------
                                        Name: Lewis Schoenwetter
                                        Title: Vice President

                                        TELEQUIP LABS, INC.


                                        By /s/ Lewis Schoenwetter
                                           -------------------------------------
                                        Name: Lewis Schoenwetter
                                        Title: Vice President


                                        T-NETIX TELECOMMUNICATIONS
                                        SERVICES, INC.


                                        By /s/ Lewis Schoenwetter
                                           -------------------------------------
                                        Name: Lewis Schoenwetter
                                        Title: Vice President


                                        SPEAKEZ, INC.


                                        By /s/ Lewis Schoenwetter
                                           -------------------------------------
                                        Name: Lewis Schoenwetter
                                        Title: Vice President


                                        T-NETIX MONITORING CORPORATION


                                        By /s/ Lewis Schoenwetter
                                           -------------------------------------
                                        Name: Lewis Schoenwetter
                                        Title: Vice President


                                        EVERCOM HOLDINGS, INC.


                                        By /s/ Lewis Schoenwetter
                                           -------------------------------------
                                        Name: Lewis Schoenwetter
                                        Title: Vice President

                                        EVERCOM, INC.


                                        By /s/ Lewis Schoenwetter
                                           -------------------------------------
                                        Name: Lewis Schoenwetter
                                        Title: Vice President


                                        EVERCOM SYSTEMS, INC.


                                        By /s/ Lewis Schoenwetter
                                           -------------------------------------
                                        Name: Lewis Schoenwetter
                                        Title: Vice President


                                        FORTUNELINX, INC.


                                        By /s/ Lewis Schoenwetter
                                           -------------------------------------
                                        Name: Lewis Schoenwetter
                                        Title: Vice President


                                        EVERCONNECT, INC.


                                        By /s/ Lewis Schoenwetter
                                           -------------------------------------
                                        Name: Lewis Schoenwetter
                                        Title: Vice President

                                                                      SCHEDULE I

                              SUBSIDIARY GUARANTORS

T-NETIX, Inc., a Delaware corporation

TELEQUIP Labs, Inc., a Nevada corporation

T-NETIX Telecommunications Services, Inc., a Texas corporation

SpeakEZ, Inc., a Colorado corporation

T-NETIX Monitoring Corporation, a Colorado corporation

Evercom Holdings, Inc., a Delaware corporation

Evercom, Inc., a Delaware corporation

Evercom Systems, Inc., a Delaware corporation

FortunelinX, Inc., a Delaware corporation

Everconnect, Inc., a Delaware corporation